Exhibit 99.1
Forum Energy Technologies Announces
Third Quarter 2024 Results; Raises Free Cash Flow Guidance
•Revenue: $208 million, a 16% year-over-year increase
•Orders: $206 million and book-to-bill of 99%
•Net loss: $15 million, or $1.20 per diluted share
•Adjusted EBITDA: $26 million, up 55% year-over-year
•Operating cash flow and free cash flow: $26 million and $25 million, respectively
•Raises 2024 full year free cash flow guidance: $60 to $70 million
HOUSTON, TEXAS, October 31, 2024 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2024 revenue of $208 million, a 1% sequential increase. Orders increased 14% sequentially to $206 million, with a book-to-bill ratio of 99%. The third quarter 2024 net loss was $15 million, or $1.20 per diluted share, compared to a second quarter net loss of $7 million, or $0.54 per diluted share. The adjusted net loss for the quarter was $2 million, or $0.19 per diluted share, compared to the second quarter 2024 adjusted net loss of $0.07 per diluted share.1
Neal Lux, President and Chief Executive Officer, remarked, “FET will significantly bolster our balance sheet upon closing the recently announced offering of $100 million, 10.5% Senior Secured Bonds. Net proceeds and cash on hand will fully retire existing long-term debt and extend the maturity of our bonds to November 2029. We expect this transaction to enhance our ability to further reduce indebtedness, return cash to shareholders, and pursue strategic M&A opportunities.
“In addition, FET continues to deliver strong financial results. Our year-over-year revenue and adjusted EBITDA growth reflects the benefits of the Variperm acquisition. Furthermore, third quarter bookings increased 14% on strong demand for our capital equipment from Middle Eastern customers. Finally, our cash flow focus is paying off. During the quarter, we generated free cash flow of $25 million, up 14% from the prior quarter. Through the third quarter, FET delivered $48 million of free cash flow, which is nearly within our previous full-year guidance range. Given these strong results, we are raising our full year 2024 free cash flow guidance to between $60 and $70 million.

1 See Tables 1-6 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.

“Commodity prices remain volatile, driven by Middle East unrest, lower demand in China, and OPEC+ supply uncertainty. In the U.S., we expect oil and gas operators to remain disciplined with their capital budgets and production targets. Service company efficiency gains, enabled through the utilization of products supplied by manufacturers like FET, have accelerated planned 2024 drilling and completions activity. Therefore, we are forecasting budget exhaustion to moderate U.S. demand at year end. However, we expect this impact to be partially mitigated with international activity. Based on these dynamics, we expect fourth quarter 2024 revenue and adjusted EBITDA in the ranges of $190 to $210 million and $22 to $26 million, respectively.”
Segment Results (unless otherwise noted, comparisons are third quarter 2024 versus second quarter 2024)
Drilling and Completions segment revenue was $124 million, a 6% increase, primarily related to higher project revenue recognized from ROVs, launch and recovery systems and wireline cable, partially offset by lower power end and hose sales. Orders were $130 million, an 18% increase, primarily due to international drilling-related capital equipment and handling tools demand. Segment adjusted EBITDA was $15 million, a 26% increase, resulting from higher revenue and favorable product mix. The Drilling and Completions segment focuses primarily on capital equipment and consumable products for global drilling operations, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $84 million, a 5% decrease, primarily related to the decline in sales of casing hardware and valve products. Orders were $76 million, a 9% increase, due to elevated Production Equipment orders. Segment adjusted EBITDA was $17 million, a 12% decrease, mainly due to lower sales volumes within the Downhole and Production Equipment product lines. The Artificial Lift and Downhole segment engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET (Forum Energy Technologies) is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2024	2023	2024
Revenue	$207.8	$179.3	$205.2
Cost of sales	142.1	128.3	142.1
Gross profit	65.7	51.0	63.1
Operating expenses
Selling, general and administrative expenses	56.3	45.5	53.7
Transaction expenses	0.6	—	1.2
Loss (gain) on disposal of assets and other	(0.1)	(0.2)	0.3
Total operating expenses	56.8	45.3	55.2
Operating income	8.9	5.7	7.9
Other expense (income)
Interest expense	7.7	4.5	8.7
Loss on extinguishment of debt	1.8	—	0.5
Foreign exchange losses (gains) and other, net	9.6	(8.2)	2.9
Total other (income) expense, net	19.1	(3.7)	12.1
Income (loss) before income taxes	(10.2)	9.4	(4.2)
Income tax expense	4.6	1.4	2.5
Net income (loss) (1)	$(14.8)	$8.0	$(6.7)

Weighted average shares outstanding
Basic	12.3	10.2	12.3
Diluted	12.3	10.4	12.3

Earnings (loss) per share
Basic	$(1.20)	$0.78	$(0.54)
Diluted	$(1.20)	$0.77	$(0.54)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Nine months ended
	September 30,
(in millions, except per share information)	2024	2023
Revenue	$615.4	$553.7
Cost of sales	422.8	399.3
Gross profit	192.6	154.4
Operating expenses
Selling, general and administrative expenses	164.7	135.4
Transaction expenses	7.7	—
Loss on disposal of assets and other	0.1	0.1
Total operating expenses	172.5	135.5
Operating income	20.1	18.9
Other expense
Interest expense	25.1	13.7
Loss on extinguishment of debt	2.3	—
Foreign exchange losses and other, net	13.9	1.1
Total other expense	41.3	14.8
Income (loss) before income taxes	(21.2)	4.1
Income tax expense	10.6	6.2
Net income (loss) (1)	$(31.8)	$(2.1)

Weighted average shares outstanding
Basic	12.3	10.2
Diluted	12.3	10.2

Loss per share
Basic	$(2.59)	$(0.21)
Diluted	$(2.59)	$(0.21)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	September 30,	December 31,
(in millions of dollars)	2024	2023
Assets
Current assets
Cash and cash equivalents	$33.3	$46.2
Accounts receivable—trade, net	163.1	146.7
Inventories, net	286.9	299.6
Other current assets	40.4	37.1
Total current assets	523.7	529.6
Property and equipment, net of accumulated depreciation	83.4	61.4
Operating lease assets	54.1	55.4
Goodwill and other intangible assets, net	307.9	168.0
Other long-term assets	4.6	6.7
Total assets	$973.7	$821.1
Liabilities and equity
Current liabilities
Current portion of long-term debt	$69.4	$1.2
Other current liabilities	201.6	203.1
Total current liabilities	271.0	204.3
Long-term debt, net of current portion	162.2	129.6
Other long-term liabilities	97.0	74.5
Total liabilities	530.2	408.4
Total equity	443.5	412.7
Total liabilities and equity	$973.7	$821.1

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Nine months ended September 30,
(in millions of dollars)	2024	2023
Cash flows from operating activities
Net loss	$(31.8)	$(2.1)
Depreciation and amortization	41.6	26.0
Inventory write down	3.3	1.9
Loss on extinguishment of debt	2.3	—
Other noncash items and changes in working capital	38.3	(28.9)
Net cash provided by (used in) operating activities	53.7	(3.1)

Cash flows from investing activities
Capital expenditures for property and equipment	(5.7)	(5.5)
Proceeds from sale of property and equipment	0.2	1.3
Payments related to business acquisition	(150.4)	—
Net cash used in investing activities	(155.9)	(4.2)

Cash flows from financing activities
Borrowings of debt	628.0	351.6
Repayments of debt	(534.4)	(352.5)
Repurchases of stock	—	(3.5)
Payment of withheld taxes on stock-based compensation plans	(1.1)	(2.5)
Deferred financing costs	(3.1)	—
Net cash provided by (used in) financing activities	89.4	(6.9)

Effect of exchange rate changes on cash	(0.1)	0.3
Net decrease in cash, cash equivalents and restricted cash	$(12.9)	$(13.9)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2024	September 30, 2023	June 30, 2024	September 30, 2024	September 30, 2023	June 30, 2024
Revenue
Drilling and Completions	$123.6	$118.9	$117.0	$123.6	$118.9	$117.0
Artificial Lift and Downhole	84.2	60.4	88.2	84.2	60.4	88.2
Eliminations	—	—	—	—	—	—
Total revenue	$207.8	$179.3	$205.2	$207.8	$179.3	$205.2

Operating income (loss)
Drilling and Completions	$7.0	$3.9	$2.9	$7.3	$3.7	$3.6
Operating Margin %	5.7%	3.3%	2.5%	5.9%	3.1%	3.1%
Artificial Lift and Downhole	10.8	8.5	13.5	10.8	8.8	13.5
Operating Margin %	12.8%	14.1%	15.3%	12.8%	14.6%	15.3%
Corporate	(8.4)	(6.9)	(7.0)	(8.3)	(6.3)	(6.8)
Total segment operating income	9.4	5.5	9.4	9.8	6.2	10.3
Other items not in segment operating income (1)	(0.5)	0.2	(1.5)	—	0.2	(0.2)
Total operating income	$8.9	$5.7	$7.9	$9.8	$6.4	$10.1
Operating Margin %	4.3%	3.2%	3.8%	4.7%	3.6%	4.9%

EBITDA (2)
Drilling and Completions	$4.5	$18.4	$4.4	$14.5	$11.6	$11.5
EBITDA Margin %	3.6%	15.5%	3.8%	11.7%	9.8%	9.8%
Artificial Lift and Downhole	17.2	10.2	19.3	17.4	10.1	19.7
EBITDA Margin %	20.4%	16.9%	21.9%	20.7%	16.7%	22.3%
Corporate	(10.6)	(5.7)	(5.2)	(6.1)	(5.1)	(5.4)
Total EBITDA	$11.1	$22.9	$18.5	$25.8	$16.6	$25.8
EBITDA Margin %	5.3%	12.8%	9.0%	12.4%	9.3%	12.6%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue
Drilling and Completions	$359.7	$376.0	$359.7	$376.0
Artificial Lift and Downhole	255.7	177.7	255.7	177.7
Eliminations	—	—	—	—
Total revenue	$615.4	$553.7	$615.4	$553.7

Operating income (loss)
Drilling and Completions	$14.5	$15.5	$16.7	$16.2
Operating Margin %	4.0%	4.1%	4.6%	4.3%
Artificial Lift and Downhole	36.0	24.1	36.0	24.6
Operating Margin %	14.1%	13.6%	14.1%	13.8%
Corporate	(22.6)	(20.5)	(22.1)	(19.7)
Total segment operating income	27.9	19.1	30.6	21.1
Other items not in segment operating income(1)	(7.8)	(0.2)	0.1	0.7
Total operating income	$20.1	$18.9	$30.7	$21.8
Operating Margin %	3.3%	3.4%	5.0%	3.9%

EBITDA (2)
Drilling and Completions	$22.1	$36.3	$39.7	$38.8
EBITDA Margin %	6.1%	9.7%	11.0%	10.3%
Artificial Lift and Downhole	54.3	27.7	55.2	28.8
EBITDA Margin %	21.2%	15.6%	21.6%	16.2%
Corporate	(30.9)	(20.2)	(17.1)	(16.0)
Total EBITDA	$45.5	$43.8	$77.8	$51.6
EBITDA Margin %	7.4%	7.9%	12.6%	9.3%

(1) Includes gain/(loss) on disposal of assets, and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	September 30, 2024	September 30, 2023	June 30, 2024
Orders
Drilling and Completions	$129.5	$139.9	$110.1
Artificial Lift and Downhole	76.3	58.9	70.0
Total orders	$205.8	$198.8	$180.1

Revenue
Drilling and Completions	$123.6	$118.9	$117.0
Artificial Lift and Downhole	84.2	60.4	88.2
Total revenue	$207.8	$179.3	$205.2

Book to bill ratio (1)
Drilling and Completions	1.05	1.18	0.94
Artificial Lift and Downhole	0.91	0.98	0.79
Total book to bill ratio	0.99	1.11	0.88

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	September 30, 2024			September 30, 2023			June 30, 2024
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$8.9	$11.1	$(14.8)	$5.7	$22.9	$8.0	$7.9	$18.5	$(6.7)
% of revenue	4.3%	5.3%		3.2%	12.8%		3.8%	9.0%
Restructuring and other costs	0.3	0.3	0.3	0.8	0.8	0.8	1.0	1.0	1.0
Transaction expenses	0.6	0.6	0.6	—	—	—	1.2	1.2	1.2
Inventory and other working capital adjustments	—	—	—	(0.1)	(0.1)	(0.1)	—	—	—
Stock-based compensation expense	—	2.2	—	—	1.2	—	—	1.5	—
Loss on extinguishment of debt	—	1.8	1.8	—	—	—	—	0.5	0.5
Loss on foreign exchange, net (2)	—	9.8	9.8	—	(8.2)	(8.2)	—	3.1	3.1
As adjusted (1)	$9.8	$25.8	$(2.3)	$6.4	$16.6	$0.5	$10.1	$25.8	$(0.9)
% of revenue	4.7%	12.4%		3.6%	9.3%		4.9%	12.6%

Diluted shares outstanding as reported			12.3			10.4			12.3
Diluted shares outstanding as adjusted			12.3			10.4			12.3

Diluted EPS - as reported			$(1.20)			$0.77			$(0.54)
Diluted EPS - as adjusted			$(0.19)			$0.05			$(0.07)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Nine months ended
	September 30, 2024			September 30, 2023
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$20.1	$45.5	$(31.8)	$18.9	$43.8	$(2.1)
% of revenue	3.3%	7.4%		3.4%	7.9%
Restructuring and other costs	2.9	2.9	2.9	3.4	3.4	3.4
Transaction expenses	7.7	7.7	7.7	—	—	—
Inventory and other working capital adjustments	—	—	—	(0.5)	(0.5)	(0.5)
Stock-based compensation expense	—	5.2	—	—	3.3	—
Loss on extinguishment of debt	—	2.3	2.3	—	—	—
Loss on foreign exchange, net (2)	—	14.2	14.2	—	1.6	1.6
As adjusted (1)	$30.7	$77.8	$(4.7)	$21.8	$51.6	$2.4
% of revenue	5.0%	12.6%		3.9%	9.3%

Diluted shares outstanding as reported			12.3			10.2
Diluted shares outstanding as adjusted			12.3			10.2

Diluted EPS - as reported			$(2.59)			$(0.21)
Diluted EPS - as adjusted			$(0.38)			$0.24

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in millions of dollars)	September 30, 2024	September 30, 2023	June 30, 2024
EBITDA reconciliation (1)
Net income (loss)	$(14.8)	$8.0	$(6.7)
Interest expense	7.7	4.5	8.7
Depreciation and amortization	13.6	9.0	14.0
Income tax expense	4.6	1.4	2.5
EBITDA	$11.1	$22.9	$18.5

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Nine months ended
(in millions of dollars)	September 30, 2024	September 30, 2023
EBITDA reconciliation (1)
Net income (loss)	$(31.8)	$(2.1)
Interest expense	25.1	13.7
Depreciation and amortization	41.6	26.0
Income tax expense	10.6	6.2
EBITDA	$45.5	$43.8

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in millions of dollars)	September 30, 2024	September 30, 2023	June 30, 2024
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$25.6	$26.4	$23.1
Capital expenditures for property and equipment	(1.3)	(2.7)	(1.5)
Proceeds from (Payments related to) sale of property and equipment	0.2	0.2	(0.2)
Free cash flow, before acquisitions	$24.5	$23.9	$21.4

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 6 - Adjusting items

	Nine months ended
(in millions of dollars)	September 30, 2024	September 30, 2023
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$53.7	$(3.1)
Capital expenditures for property and equipment	(5.7)	(5.5)
Proceeds from sale of property and equipment	0.2	1.3
Free cash flow, before acquisitions	$48.2	$(7.3)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	September 30, 2024		September 30, 2023		June 30, 2024
Revenue	$	%	$	%	$	%
Drilling	$35.8	17.2%	$41.8	23.3%	$35.5	17.3%
Subsea	20.9	10.1%	14.7	8.2%	16.8	8.2%
Stimulation and Intervention	38.0	18.3%	32.5	18.1%	37.2	18.1%
Coiled Tubing	28.9	13.9%	29.9	16.7%	27.5	13.4%
Drilling and Completions	123.6	59.5%	118.9	66.3%	117.0	57.0%

Downhole	50.6	24.4%	23.5	13.1%	53.1	25.9%
Production Equipment	18.0	8.7%	21.7	12.1%	18.1	8.8%
Valve Solutions	15.6	7.4%	15.2	8.5%	17.0	8.3%
Artificial Lift and Downhole	84.2	40.5%	60.4	33.7%	88.2	43.0%
Eliminations	—	—%	—	—%	—	—%

Total revenue	$207.8	100.0%	$179.3	100.0%	$205.2	100.0%